Exhibit 99.1

Avalara Announces Fourth Quarter and Fiscal Year 2020 Financial Results

Fourth Quarter Total Revenue of $144.8 Million, up 35% year-over-year

Fiscal 2020 Total Revenue of $500.6 Million, up 31% year-over-year

SEATTLE – February 10, 2021 – Avalara, Inc. (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced financial results for its fourth quarter and fiscal year ended December 31, 2020.

“In the fourth quarter, year-over-year revenue growth was 35% and year-over-year calculated billings growth was 38%, capping off an outstanding finish to our fiscal year 2020. For the full year, we delivered half a billion in revenue, up 31% year-over-year as well as record operating cash flow and free cash flow,” said Scott McFarlane, Avalara co-founder and chief executive officer. “Our results demonstrate the adaptability and resilience of our business model during challenging times. As we look ahead to 2021, the generational shifts to omnichannel commerce and cloud-based solutions, a growing emphasis on efficiency through automation, and an increasingly complex regulatory environment remain ongoing tailwinds for our business. We believe we are still in the early days of penetrating a huge addressable market to automate global tax compliance and build the category-defining, global cloud compliance platform.”

Fourth Quarter 2020 Financial Results

•

Revenue: Total revenue was $144.8 million in the fourth quarter of 2020, up 35% from $107.6 million in the fourth quarter of 2019. Subscription and returns revenue was $132.6 million, up 33% from $100.0 million in the same period last year. Professional services revenue was $12.2 million, up 59% from $7.7 million in the same period last year. Total revenue from fourth quarter 2020 acquisitions was $6.5 million.

•

Gross Profit: GAAP gross profit was $104.2 million in the fourth quarter of 2020, representing a 72% gross margin, compared to a GAAP gross profit of $74.7 million and a 69% gross margin in the fourth quarter of 2019. Non-GAAP gross profit was $107.7 million, representing a 74% non-GAAP gross margin, compared to a non-GAAP gross profit of $76.8 million and a 71% non-GAAP gross margin in the fourth quarter of 2019.

•

Operating Loss: GAAP operating loss was $19.7 million in the fourth quarter of 2020, compared to a GAAP operating loss of $15.3 million in the fourth quarter of 2019. Non-GAAP operating loss was $0.6 million in the fourth quarter of 2020, compared to a non-GAAP operating loss of $5.1 million in the fourth quarter of 2019.

•

Net Loss: GAAP net loss was $11.0 million in the fourth quarter of 2020, compared to a GAAP net loss of $12.3 million in the fourth quarter of 2019. Non-GAAP net income was $8.1 million in the fourth quarter of 2020, compared to a non-GAAP net loss of $2.0 million in the fourth quarter of 2019. Fourth quarter 2020 results included a $9.4 million deferred income tax benefit related to our fourth quarter acquisitions.

•

Net Loss per Share: GAAP basic and diluted net loss per share was $0.13 based on 84.8 million weighted-average shares outstanding in the fourth quarter of 2020, compared to a GAAP basic and diluted net loss per share of $0.16 based on 77.1 million weighted-average shares outstanding in the fourth quarter of 2019. Non-GAAP diluted net income per share was $0.09 based on 89.3 million diluted weighted-average shares outstanding in the fourth quarter of 2020, compared to a non-GAAP diluted net loss per share of $0.03 based on 77.1 million weighted-average shares outstanding in the fourth quarter of 2019.

•

Deferred Revenue: Total deferred revenue was $209.7 million at December 31, 2020, up from $161.2 million at December 31, 2019. The current portion of deferred revenue was $208.0 million at December 31, 2020, up from $160.3 million at December 31, 2019.

•

Cash: Net cash provided by operating activities was $31.6 million in the fourth quarter of 2020, compared to $17.2 million provided by operating activities in the fourth quarter of 2019. Free cash flow was positive $28.6 million in the fourth quarter of 2020, compared to positive $14.2 million in the fourth quarter of 2019. Cash and cash equivalents totaled $673.6 million at December 31, 2020 compared to $467.0 million at December 31, 2019.

•	Calculated Billings: Calculated billings were $167.1 million in the fourth quarter of 2020, compared to calculated billings of $120.8 million in the fourth quarter of 2019.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Fiscal Year 2020 Financial Results

•

Revenue: Total revenue was $500.6 million in fiscal year 2020, up 31% from $382.4 million in fiscal year 2019. Subscription and returns revenue was $465.8 million, up 31% from $355.2 million in the prior year. Professional services revenue was $34.7 million, up 28% from $27.2 million in the prior year.

•

Gross Profit: GAAP gross profit was $357.5 million in fiscal year 2020, representing a 71% gross margin, compared to a GAAP gross profit of $267.1 million and a 70% gross margin in fiscal year 2019. Non-GAAP gross profit was $368.5 million in fiscal year 2020, representing a 74% non-GAAP gross margin, compared to a non-GAAP gross profit of $275.1 million and a 72% non-GAAP gross margin in fiscal year 2019.

•

Operating Loss: GAAP operating loss was $62.0 million in fiscal year 2020, compared to a GAAP operating loss of $55.9 million in fiscal year 2019. Non-GAAP operating loss was $3.1 million in fiscal year 2020, compared to a non-GAAP operating loss of $14.4 million in fiscal year 2019.

•

Net Loss: GAAP net loss was $49.2 million in fiscal year 2020, compared to a GAAP net loss of $50.2 million in fiscal year 2019. Non-GAAP net income was $9.6 million in fiscal year 2020, compared to a non-GAAP net loss of $8.7 million in fiscal year 2019.

•

Net Loss per Share: GAAP basic and diluted net loss per share was $0.61 based on 81.0 million weighted-average shares outstanding in fiscal year 2020, compared to a GAAP basic and diluted net loss per share of $0.68 based on 73.3 million weighted-average shares outstanding in fiscal year 2019. Non-GAAP diluted net income per share was $0.11 based on 85.4 million diluted weighted average shares outstanding in fiscal year 2020, compared to non-GAAP diluted net loss per share of $0.12 based on 73.3 million weighted-average shares outstanding in fiscal year 2019.

•

Cash: Net cash provided by operating activities was $42.6 million in fiscal year 2020, compared to $22.2 million provided by operating activities in fiscal year 2019. Free cash flow was positive $34.0 million in fiscal year 2020, compared to positive $12.0 million in fiscal year 2019.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Fourth Quarter and Fiscal Year 2020 Operating Highlights

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Key Metrics: We ended the fourth quarter of 2020 with approximately 14,890 core customers, up from approximately 14,180 core customers at the end of the previous quarter and approximately 12,150 in the fourth quarter of 2019, representing a 23% increase year-over-year. Our net revenue retention rate was 104% in the fourth quarter of 2020 and has averaged 107% over the last four quarters.

•

We acquired Transaction Tax Resources, Inc. (TTR) to enhance our enterprise capabilities and create the leading content database in tax. TTR will continue to serve its customers with trusted solutions while integrating key products and content into Avalara’s automation tools.

•

We acquired the operational assets of Business Licenses, LLC. Business Licenses provides software and services for the research, acquisition, and management of business licenses, registrations, and permits for businesses of all sizes. By acquiring the assets of Business Licenses, we expand our platform to include a corresponding compliance solution beyond tax. Our customers are required to obtain and maintain sales tax registrations in the jurisdictions where they have tax nexus, and building upon the existing partnership with Business Licenses, we will now be able to support these additional licensing requirements. Adding licensing allows us to better help businesses of every size manage and reduce regulatory complexity.

•

We acquired Impendulo Limited, a London-based provider of insurance tax compliance solutions. Impendulo gives us access to the global insurance premium tax compliance business, a new market that we believe could benefit from automation technology.

•

We entered into a definitive agreement to acquire INPOSIA Solutions GmbH, a German software company focused on e-invoicing, digital tax reporting, and business and data integration to address real-time compliance requirements for companies worldwide. The transaction is subject to satisfaction of closing conditions and is expected to close in the first half of 2021. With INPOSIA, we can further expand our European footprint and add e-invoicing compliance capabilities.

Recent and Fourth Quarter Product Highlights

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We announced the availability of Avalara AvaTax Advanced Transaction Rules (ATR). ATR allows businesses to create, modify, and apply business and taxability rules that can be used before and after a tax calculation occurs. With ATR, businesses can define and align tax content decisions with enterprise resource planning, ecommerce, and other billing systems at the business process and transaction level.

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In January 2021, we announced the availability of Avalara Managed Returns for Accountants (MRA), a cloud sales tax returns solution designed exclusively for accounting firms. MRA enables firms to extend their practice with automated sales tax preparation and filing services, provide clients with the benefits of a fully managed returns service, and add efficiency while focusing on other high-value services.

Financial Outlook

For the first quarter of 2021 the Company currently expects:

•	Total revenue between $142.0 and $144.0 million.
•	Non-GAAP operating loss between $10.0 and $12.0 million.

For the full year 2021, the Company currently expects:

•	Total revenue between $628.0 and $633.0 million.
•	Non-GAAP operating loss between $18.0 and $22.0 million.

Conference Call Information

Avalara will host a conference call at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) today, February 10, 2021, to discuss its financial results and business highlights. The conference call can be accessed by dialing (866) 393-4306 from the United States and Canada or (734) 385-2616 internationally with conference ID 6557357. A live webcast of the call will also be available on the Avalara investor relations website at investor.avalara.com.

A telephone replay of the conference call will be available until 8:59 p.m. Pacific Time on Wednesday, February 17, 2021 and a webcast replay will also be archived at investor.avalara.com. The telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 6557357.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India. More information at www.avalara.com.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the first quarter and full year 2021,our expectations for the integration of our acquisitions into our business, expected growth opportunities and synergies arising from the acquisitions, and expected timing of closing the INPOSIA acquisition. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; the impact of the novel coronavirus (COVID-19) pandemic and any associated economic downturn on our business operations, results, and financial position; the timing of our introduction of new solutions or updates to existing solutions; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to maintain and expand our strategic relationships with third parties; our ability to deliver our solutions to customers without disruption or delay; our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance; our ability to expand our international reach; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP basic net income (loss) per share, non-GAAP diluted net income (loss) per share, free cash flow, and calculated billings, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

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We calculate non-GAAP cost of revenue, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense as GAAP cost of revenue, GAAP research and development expense, GAAP sales and marketing expense, and GAAP general and administrative expense before stock-based compensation expense and the amortization of acquired intangible assets included in each of the expense categories.

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We calculate non-GAAP gross profit as GAAP gross profit before stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue. We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue as a percentage of revenue.

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We calculate non-GAAP operating income (loss) as GAAP operating loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments. We calculate non-GAAP net income (loss) as GAAP net loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.

•	We calculate non-GAAP basic net income (loss) per share as non-GAAP net income (loss) divided by basic weighted average shares outstanding.
•

We calculate non-GAAP diluted net income (loss) per share as non-GAAP net income (loss) divided by diluted weighted average shares outstanding. Diluted weighted average shares outstanding includes weighted average shares outstanding plus the dilutive effect, if any, of outstanding common stock equivalents.

•	We define free cash flow as net cash provided by operating activities less cash used for the purchases of property and equipment and capitalized software development costs.
•

We define calculated billings as total revenue plus the changes in deferred revenue and contract liabilities in the period, excluding the acquisition date impact of deferred revenue and contract liabilities assumed in a business combination. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as a potential indicator of future subscription revenue, the actual timing of which will be affected by several factors, including subscription start date and duration.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. We believe that non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as when comparing our financial results to those of other companies.

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures primarily because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Our definitions of these non-GAAP financial measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP financial measures in conjunction with the related GAAP financial measure.

Definitions of Key Business Metrics

We also use the key business metrics of core customers and net revenue retention rate.

Core Customers

We believe core customers is a key indicator of our market penetration, growth, and potential future revenue. We use core customers as a metric to focus our customer count reporting on our primary target market segment. We define a core customer as:

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a unique account identifier in our primary U.S. billing systems (multiple companies or divisions within a single consolidated enterprise that each have a separate unique account identifier are each treated as separate customers);

•	that is active as of the measurement date; and
•	for which we have recognized, as of the measurement date, greater than $3,000 in total revenue during the previous twelve months.

Currently, our core customer count includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers that subscribe to our solutions through our international subsidiaries and certain legacy and acquired billing systems that have not yet been integrated into our primary U.S. billing systems (e.g., recent acquisitions and our lodging tax compliance solution). As we increase our international operations and sales in future periods, we may add customers billed from our international subsidiaries to the core customer metric.

We also have a substantial number of customers of various sizes that do not meet the revenue threshold to be considered a core customer. Many of these customers are in the emerging and small business segment of the marketplace, which represents strategic value and a growth opportunity for us. Customers who do not meet the revenue threshold to be considered a core customer provide us with market share and awareness, and we anticipate that some may grow into core customers. In addition, we have numerous enterprise-level customers that only utilize our services for small segments of their business, providing opportunities over time for us to extend our relationship and make them core customers.

Net Revenue Retention Rate

We believe that our net revenue retention rate provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. We also believe it reflects the stability of our revenue base, which is one of our core competitive strengths. We calculate our net revenue retention rate by dividing (a) total revenue in the current quarter from any billing accounts that generated revenue during the corresponding quarter of the prior year by (b) total revenue in such corresponding quarter from those same billing accounts. This calculation includes changes during the period for such billing accounts, such as additional solutions purchased, changes in pricing and transaction volume, and terminations, but does not reflect revenue for new billing accounts added during the one-year period.

Currently, our net revenue retention rate includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy and acquired billing systems that have not been integrated into our primary U.S. billing systems. Our Streamlined Sales Tax solution (SST) is not included in net revenue retention rate. This means that revenue expansion from existing customers adopting our SST solution is not included, while revenue contraction from customers replacing one or more of Avalara’s other solutions with SST is included.

Reported Consolidated Results

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended December 31,
	2020	2019
Revenue:
Subscription and returns	$132,567	$99,956
Professional services	12,193	7,671
Total revenue	144,760	107,627
Cost of revenue:
Subscription and returns	34,882	28,287
Professional services	5,697	4,592
Total cost of revenue (1)	40,579	32,879
Gross profit	104,181	74,748
Operating expenses:
Research and development (1)	34,457	25,619
Sales and marketing (1)	59,759	46,310
General and administrative (1)	29,647	18,154
Total operating expenses	123,863	90,083
Operating loss	(19,682)	(15,335)
Other (income) expense:
Interest income	(32)	(1,786)
Interest expense	—	3
Other (income) expense, net	637	(1,559)
Total other (income) expense, net	605	(3,342)
Loss before income taxes	(20,287)	(11,993)
(Benefit from) provision for income taxes	(9,256)	326
Net loss	$(11,031)	$(12,319)

Net loss per share attributable to common shareholders, basic and diluted	$(0.13)	$(0.16)
Weighted average shares of common stock outstanding, basic and diluted	84,767	77,147

	For the Three Months Ended December 31,
(1) The stock-based compensation expense included above was as follows:	2020	2019
Cost of revenue	$1,645	$845
Research and development	3,971	1,966
Sales and marketing	3,219	2,325
General and administrative	4,536	3,307
Total stock-based compensation	$13,371	$8,443

The amortization of acquired intangibles included above was as follows:
Cost of revenue	$1,864	$1,219
Research and development	—	—
Sales and marketing	3,061	618
General and administrative	807	4
Total amortization of acquired intangibles	$5,732	$1,841

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Year Ended December 31,
	2020	2019
Revenue:
Subscription and returns	$465,825	$355,181
Professional services	34,744	27,240
Total revenue	500,569	382,421
Cost of revenue:
Subscription and returns	124,333	97,824
Professional services	18,762	17,475
Total cost of revenue (1)	143,095	115,299
Gross profit	357,474	267,122
Operating expenses:
Research and development (1)	119,710	82,442
Sales and marketing (1)	204,490	168,634
General and administrative (1)	95,242	71,918
Total operating expenses	419,442	322,994
Operating loss	(61,968)	(55,872)
Other (income) expense:
Interest income	(1,678)	(6,037)
Interest expense	—	289
Other (income) expense, net	(2,798)	(865)
Total other (income) expense, net	(4,476)	(6,613)
Loss before income taxes	(57,492)	(49,259)
(Benefit from) provision for income taxes	(8,309)	955
Net loss	$(49,183)	$(50,214)

Net loss per share attributable to common shareholders, basic and diluted	$(0.61)	$(0.68)
Weighted average shares of common stock outstanding, basic and diluted	80,985	73,345

	For the Year Ended December 31,
(1) The stock-based compensation expense included above was as follows:	2020	2019
Cost of revenue	$5,909	$3,122
Research and development	13,226	6,666
Sales and marketing	12,147	8,736
General and administrative	16,888	15,825
Total stock-based compensation	$48,170	$34,349

The amortization of acquired intangibles included above was as follows:
Cost of revenue	$5,166	$4,854
Research and development	—	—
Sales and marketing	4,664	2,271
General and administrative	819	15
Total amortization of acquired intangibles	$10,649	$7,140

AVALARA, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$673,593	$466,950
Restricted cash	19,953	—
Trade accounts receivable—net of allowance for doubtful accounts	75,857	51,644
Deferred commissions	12,245	9,279
Prepaid expenses and other current assets	20,098	14,127
Total current assets before customer fund assets	801,746	542,000
Funds held from customers	30,598	24,383
Receivable from customers—net of allowance for doubtful accounts	563	420
Total current assets	832,907	566,803
Noncurrent assets:
Restricted cash	37,700	—
Deferred commissions	38,625	29,137
Operating lease right-of-use assets—net	52,320	49,321
Property and equipment—net	34,713	34,997
Intangible assets—net	86,513	22,932
Goodwill	513,234	101,224
Other noncurrent assets	6,321	2,853
Total assets	$1,602,333	$807,267

Liabilities and shareholders' equity
Current liabilities:
Trade payables	20,280	11,693
Accrued expenses	84,532	59,341
Deferred revenue	208,026	160,271
Accrued purchase price related to acquisitions	22,473	2,763
Accrued earnout liabilities	749	4,120
Operating lease liabilities	11,339	8,756
Total current liabilities before customer fund obligations	347,399	246,944
Customer fund obligations	31,549	24,783
Total current liabilities	378,948	271,727
Noncurrent liabilities:
Deferred revenue	1,664	970
Accrued purchase price related to acquisitions	49,057	—
Accrued earnout liabilities	34,468	9,835
Operating lease liabilities	56,625	58,301
Deferred tax liability	1,031	337
Other noncurrent liabilities	380	2,375
Total liabilities	522,173	343,545
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	9	8
Additional paid-in capital	1,640,867	976,627
Accumulated other comprehensive loss	(1,339)	(2,719)
Accumulated deficit	(559,377)	(510,194)
Total shareholders’ equity	1,080,160	463,722
Total liabilities and shareholders' equity	$1,602,333	$807,267

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended December 31,
	2020	2019 (1)
Cash flows from operating activities:
Net loss	$(11,031)	$(12,319)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock-based compensation	13,371	8,443
Depreciation and amortization	8,310	4,123
Deferred tax benefit	(9,612)	(361)
Non-cash operating lease costs	2,084	1,620
Non-cash change in earnout liability	—	(1,653)
Non-cash bad debt expense	618	765
Other	(9)	310
Changes in operating assets and liabilities:
Trade accounts receivable	(5,716)	(3,214)
Prepaid expenses and other current assets	846	(270)
Deferred commissions	(5,029)	(5,934)
Other noncurrent assets	(145)	(434)
Trade payables	3,343	965
Accrued expenses	17,732	13,941
Deferred revenue	19,857	12,776
Operating lease liabilities	(3,061)	(1,605)
Net cash provided by operating activities	31,558	17,153
Cash flows from investing activities:
Purchase of property and equipment	(1,533)	(2,281)
Capitalized software development costs	(1,453)	(703)
Cash paid for acquisitions of businesses, net of cash acquired	(368,198)	—
Cash paid for acquired intangible assets	(1,200)	—
Net cash used in investing activities	(372,384)	(2,984)
Cash flows from financing activities:
Payments of deferred financing costs	(386)	—
Proceeds from exercise of stock options	9,229	6,436
Net increase in customer fund obligations	4,057	7,520
Net cash provided by financing activities	12,900	13,956
Foreign currency effect	396	(20)
Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	(327,530)	28,105
Cash, cash equivalents, restricted cash, and restricted cash equivalents—Beginning of period	1,089,374	463,228
Cash, cash equivalents, restricted cash, and restricted cash equivalents—End of period	$761,844	$491,333
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$673,593	$466,950
Restricted cash	57,653	—
Restricted cash equivalents—funds held from customers	30,598	24,383
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$761,844	$491,333

(1) We have corrected the Consolidated Statement of Cash Flows for the three months ended December 31, 2019 (see Unaudited Corrected Statements of Cash Flows schedule below for details).

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Year Ended December 31,
	2020	2019 (1)
Cash flows from operating activities:
Net loss	$(49,183)	$(50,214)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	48,170	34,349
Depreciation and amortization	20,233	15,807
Asset impairments	794	—
Deferred tax benefit	(9,419)	(223)
Non-cash operating lease costs	8,111	5,000
Non-cash change in earnout liabilities	(2,325)	(1,043)
Non-cash bad debt expense	2,063	1,367
Other	(230)	104
Changes in operating assets and liabilities:
Trade accounts receivable	(17,921)	(12,862)
Prepaid expenses and other current assets	(3,333)	(3,544)
Deferred commissions	(12,454)	(19,149)
Other noncurrent assets	(2,843)	(1,265)
Trade payables	8,026	5,783
Accrued expenses	23,979	16,246
Deferred revenue	39,254	37,558
Operating lease liabilities	(10,304)	(5,764)
Net cash provided by operating activities	42,618	22,150
Cash flows from investing activities:
Purchase of property and equipment	(4,501)	(7,885)
Capitalized software development costs	(4,159)	(2,295)
Cash paid for acquisitions of businesses, net of cash acquired	(368,198)	(30,310)
Cash paid for acquired intangible assets	(1,200)	(139)
Net cash used in investing activities	(378,058)	(40,629)
Cash flows from financing activities:
Proceeds from common stock offering, net of underwriting discounts	556,312	274,705
Payments of deferred financing costs	(686)	(555)
Proceeds from exercise of stock options	39,946	58,019
Proceeds from purchases of stock under employee stock purchase plan	11,337	12,293
Taxes paid related to net share settlement of stock-based awards	—	(1,183)
Acquisition-related post-closing payments	(2,763)	—
Payments related to business combination earnouts	(3,760)	(375)
Payments related to asset acquisition earnouts	(65)	—
Net increase in customer fund obligations	5,738	11,506
Net cash provided by financing activities	606,059	354,410
Foreign currency effect	(108)	(33)
Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	270,511	335,898
Cash, cash equivalents, restricted cash, and restricted cash equivalents—Beginning of period	491,333	155,435
Cash, cash equivalents, restricted cash, and restricted cash equivalents—End of period	$761,844	$491,333
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$673,593	$466,950
Restricted cash	57,653	—
Restricted cash equivalents—funds held from customers	30,598	24,383
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$761,844	$491,333

(1) We have corrected the Consolidated Statement of Cash Flows for the year ended December 31, 2019 (see Unaudited Corrected Statements of Cash Flows schedule below for details).

AVALARA, INC.

UNAUDITED PRESENTATION AND RECONCILIATION TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

The following schedules summarize our non-GAAP financial measures and reconcile these non-GAAP financial measures to the related GAAP financial measures:

Summary of Non-GAAP Financial Measures:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Non-GAAP cost of revenue	$37,070	$30,815	$132,020	$107,323
Non-GAAP gross profit	107,690	76,812	368,549	275,098
Non-GAAP gross margin	74%	71%	74%	72%
Non-GAAP research and development expense	$30,486	$23,653	$106,484	$75,776
Non-GAAP sales and marketing expense	53,479	43,367	187,679	157,627
Non-GAAP general and administrative expense	24,304	14,843	77,535	56,078
Non-GAAP operating loss	(579)	(5,051)	(3,149)	(14,383)
Non-GAAP net income (loss)	8,072	(2,035)	9,636	(8,725)
Non-GAAP basic net income (loss) per share	0.10	(0.03)	0.12	(0.12)
Non-GAAP diluted net income (loss) per share	0.09	(0.03)	0.11	(0.12)
Free cash flow	$28,572	$14,169	$33,958	$11,970

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of Non-GAAP Cost of Revenue:
Cost of revenue	$40,579	$32,879	$143,095	$115,299
Stock-based compensation expense	(1,645)	(845)	(5,909)	(3,122)
Amortization of acquired intangibles	(1,864)	(1,219)	(5,166)	(4,854)
Non-GAAP Cost of Revenue	$37,070	$30,815	$132,020	$107,323

Reconciliation of Non-GAAP Gross Profit:
Gross Profit	$104,181	$74,748	$357,474	$267,122
Stock-based compensation expense	1,645	845	5,909	3,122
Amortization of acquired intangibles	1,864	1,219	5,166	4,854
Non-GAAP Gross Profit	$107,690	$76,812	$368,549	$275,098

Reconciliation of Non-GAAP Gross Margin:
Gross margin	72%	69%	71%	70%
Stock-based compensation expense as a percentage of revenue	1%	1%	1%	1%
Amortization of acquired intangibles as a percentage of revenue	1%	1%	1%	1%
Non-GAAP Gross Margin	74%	71%	74%	72%

Reconciliation of Non-GAAP Research and Development Expense:
Research and development	$34,457	$25,619	$119,710	$82,442
Stock-based compensation expense	(3,971)	(1,966)	(13,226)	(6,666)
Amortization of acquired intangibles	—	—	—	—
Non-GAAP Research and Development Expense	$30,486	$23,653	$106,484	$75,776

Reconciliation of Non-GAAP Sales and Marketing Expense:
Sales and marketing	$59,759	$46,310	$204,490	$168,634
Stock-based compensation expense	(3,219)	(2,325)	(12,147)	(8,736)
Amortization of acquired intangibles	(3,061)	(618)	(4,664)	(2,271)
Non-GAAP Sales and Marketing Expense	$53,479	$43,367	$187,679	$157,627

Reconciliation of Non-GAAP General and Administrative Expense:
General and administrative	$29,647	$18,154	$95,242	$71,918
Stock-based compensation expense	(4,536)	(3,307)	(16,888)	(15,825)
Amortization of acquired intangibles	(807)	(4)	(819)	(15)
Non-GAAP General and Administrative Expense	$24,304	$14,843	$77,535	$56,078

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of Non-GAAP Operating Loss:
Operating loss	$(19,682)	$(15,335)	$(61,968)	$(55,872)
Stock-based compensation expense	13,371	8,443	48,170	34,349
Amortization of acquired intangibles	5,732	1,841	10,649	7,140
Non-GAAP Operating Loss	$(579)	$(5,051)	$(3,149)	$(14,383)

Reconciliation of Non-GAAP Net Income (Loss):
Net loss	$(11,031)	$(12,319)	$(49,183)	$(50,214)
Stock-based compensation expense	13,371	8,443	48,170	34,349
Amortization of acquired intangibles	5,732	1,841	10,649	7,140
Non-GAAP Net Income (Loss)	$8,072	$(2,035)	$9,636	$(8,725)

Reconciliation of Non-GAAP Basic Net Income (Loss) Per Share:
Net loss per share	$(0.13)	$(0.16)	$(0.61)	$(0.68)
Stock-based compensation expense per share	0.16	0.11	0.59	0.47
Amortization of acquired intangibles per share	0.07	0.02	0.13	0.10
Non-GAAP Basic Net Income (Loss) Per Share	$0.10	$(0.03)	$0.12	$(0.12)

Reconciliation of Non-GAAP Diluted Net Income (Loss) Per Share:
Net loss per share	$(0.12)	$(0.16)	$(0.58)	$(0.68)
Stock-based compensation expense per share	0.15	0.11	0.56	0.47
Amortization of acquired intangibles per share	0.06	0.02	0.12	0.10
Non-GAAP Diluted Net Income (Loss) Per Share(1)	$0.09	$(0.03)	$0.11	$(0.12)
Shares used in computing non-GAAP diluted net income (loss) per share	89,257	77,147	85,381	73,345

(1) Non-GAAP diluted net income per share for the three months and year ended December 31, 2020 was calculated using the diluted share count which includes approximately 4.5 million and 4.4 million dilutive shares, respectively, related to employee stock options and stock-based awards. For the three months and year ended December 31, 2019, all common stock equivalents have been excluded from the diluted share count as their effect is antidilutive.

Free Cash Flow:
Net cash provided by operating activities (2)	$31,558	$17,153	$42,618	$22,150
Less: Purchases of property and equipment (3)	(1,533)	(2,281)	(4,501)	(7,885)
Less: Capitalized software development costs (3)	(1,453)	(703)	(4,159)	(2,295)
Free Cash Flow	$28,572	$14,169	$33,958	$11,970

(2) We have corrected net cash provided by operating activities for the three months and year ended December 31, 2019 (see Unaudited Corrected Statements of Cash Flows schedule below for details).

(3) Capitalized software development costs were previously included in purchases of property and equipment and does not impact previously reported free cash flow.

AVALARA, INC.

UNAUDITED PRESENTATION OF CALCULATED BILLINGS AND RECONCILIATION TO REVENUE

	Three Months Ended
	Dec 31, 2020 (2)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019 (1)
Total revenue	$144,760	$127,879	$116,487	$111,443	$107,627	$98,525	$91,299	$84,970
Add:
Deferred revenue (end of period)	209,690	180,640	167,719	165,369	161,241	148,466	138,811	132,714
Contract liabilities (end of period)	10,134	7,673	6,195	6,330	5,197	4,843	4,508	4,208
Impact of adoption of ASC 606 on deferred revenue	—	—	—	—	—	—	—	11,250
Less:
Deferred revenue (beginning of period)	(180,640)	(167,719)	(165,369)	(161,241)	(148,466)	(138,811)	(132,714)	(134,653)
Contract liabilities (beginning of period)	(7,673)	(6,195)	(6,330)	(5,197)	(4,843)	(4,508)	(4,208)	—
Impact of adoption of ASC 606 on contract liabilities	—	—	—	—	—	—	—	(2,090)
Deferred revenue assumed in business combinations	(9,194)	—	—	—	—	—	—	—
Calculated billings	$167,077	$142,278	$118,702	$116,704	$120,756	$108,515	$97,696	$96,399

(1)	The first quarter of 2019 includes reconciling adjustments to exclude the one-time impact of adoption of ASC 606 as of January 1, 2019.
(2)	The fourth quarter of 2020 includes reconciling adjustments to exclude the acquisition-date fair value of deferred revenue assumed in business combinations.

AVALARA, INC.

UNAUDITED PRESENTATION OF KEY BUSINESS METRICS

	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Number of core customers (as of end of period)	14,890	14,180	13,560	12,940	12,150	11,400	10,560	9,800
Net revenue retention rate	104%	108%	107%	109%	111%	113%	111%	107%

AVALARA, INC.

UNAUDITED CORRECTED CONSOLIDATED STATEMENTS OF CASH FLOWS

During the fourth quarter of 2020, we discovered an immaterial error in the presentation and classification of funds held from customers in the Consolidated Statements of Cash Flows for each of the first three quarters of 2020 and for each of the four quarters and year ended December 31, 2019. The error was related to the classification and presentation of changes in funds held from customers, which are considered restricted cash equivalents. Previously, we presented the change in funds held from customers as a separate caption within Investing Activities in the Consolidated Statements of Cash Flows. To correct this error, amounts previously reported as investing activities for the changes in funds held from customers are reported as restricted cash equivalents. In the tables below, we have presented our Unaudited Consolidated Statements of Cash Flows as previously reported and as corrected for each of the first three quarters of 2020, each of the four quarters of 2019 and the year ended December 31, 2019.

	For the Three Months Ended
	September 30, 2020		June 30, 2020		March 31, 2020
	As Previously Reported	As Corrected	As Previously Reported	As Corrected	As Previously Reported	As Corrected
Cash flows from operating activities:
Adjustments to reconcile net loss to net cash used in operating activities:
Other	$101	$213	$253	$(424)	$192	$(10)
Net cash provided by operating activities	27,922	28,034	8,174	7,497	(24,269)	(24,471)
Cash flows from investing activities:
Net (increase) decrease in customer fund assets	(3,662)	—	5,896	—	(3,915)	—
Net cash used in investing activities	(5,780)	(2,118)	3,940	(1,956)	(5,515)	(1,600)
Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	589,666	593,440	23,876	17,303	(16,415)	(12,702)
Cash, cash equivalents, restricted cash, and restricted cash equivalents—Beginning of period	474,411	495,934	450,535	478,631	466,950	491,333
Cash, cash equivalents, restricted cash, and restricted cash equivalents—End of period	$1,064,077	$1,089,374	$474,411	$495,934	$452,765	$478,631

	For the Three Months Ended								For the Year Ended
	December 31, 2019		September 30, 2019		June 30, 2019		March 31, 2019		December 31, 2019
	As Previously Reported	As Corrected	As Previously Reported	As Corrected	As Previously Reported	As Corrected	As Previously Reported	As Corrected	As Previously Reported	As Corrected
Cash flows from operating activities:
Adjustments to reconcile net loss to net cash used in operating activities:
Other	$112	$310	$32	$311	$137	$396	$58	$(914)	$339	$104
Net cash provided by operating activities	16,955	17,153	5,852	6,131	10,000	10,259	(10,421)	(11,393)	22,386	22,150
Cash flows from investing activities:
Net (increase) decrease in customer fund assets	(7,520)	—	7,892	—	(4,654)	—	(7,224)	—	(11,506)	—
Net cash used in investing activities	(10,504)	(2,984)	(7,362)	(15,254)	(7,490)	(2,836)	(26,779)	(19,555)	(52,135)	(40,629)
Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	20,387	28,105	4,979	(2,634)	294,706	299,619	4,556	10,808	324,628	335,898
Cash, cash equivalents, restricted cash, and restricted cash equivalents—Beginning of period	446,563	463,228	441,584	465,862	146,878	166,243	142,322	155,435	142,322	155,435
Cash, cash equivalents, restricted cash, and restricted cash equivalents—End of period	$466,950	$491,333	$446,563	$463,228	$441,584	$465,862	$146,878	$166,243	$466,950	$491,333

Investor Contact

Jennifer Gianola

Avalara

jennifer.gianola@avalara.com

650-499-9837

Media Contact

Tommy Morgan

Avalara

media@avalara.com

540-448-7551